                                                               EXHIBIT 10.17


                                  JAYCOR, INC.

                              RETIREMENT AGREEMENT

      This Retirement Agreement (the "Agreement) is made and entered into by and between Robert P. Sullivan ("Sullivan") and Jaycor, Inc. (the "Company") as of January 31, 1997.

                                    RECITALS

         A. Other than any agreement(s) related to the protection of the Company's confidential information or the assignment of inventions to the Company, Sullivan has never entered into a written employment agreement with the Company, but instead has operated under an oral agreement with the Company for at-will employment.

        B. Effective as of January 31, 1997, Sullivan desires to retire and terminate his full-time employment with the Company, but is willing to thereafter provide part-time assistance to the Company pursuant to the terms of this Agreement.

         C. The parties have been negotiating the principal terms of this Agreement since December 20, 1996.

         D. It is the intent of the parties in entering this Agreement to set forth all oral and written understandings and agreements between the parties as of the Effective Date, to resolve all pending matters between the parties and, except as specifically provided herein, to have this Agreement supersede all prior understandings and agreements between the parties.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is hereby agreed by and among the parties as follows:

      1.       Employment.

               1.1 Full-Time Employment Terms. Sullivan's status as a full time employee of the Company shall terminate effective midnight on January 31, 1997 (the "Retirement Date").

                       1.1.1 Duties. Until the Retirement Date, Sullivan agrees to use his best efforts to devote substantially all of his time, attention, skill and efforts to render services related to his current position as Executive Vice President of the Company.

                       1.1.2 Salary. Until the Retirement Date, Sullivan's salary for his full time efforts on behalf of the Company shall remain $12,993.15 per bi-weekly period paid in accordance with the Company's standard payroll procedures.

                       1.1.3 Benefits. Until the Retirement Date, Sullivan shall continue to receive his current executive medical, dental and life insurance benefits and to accrue vacation and sick leave benefits.

               1.2 Part-Time Employment Terms. Beginning on February 1, 1997, Sullivan shall be rehired as a temporary employee and shall remain a temporary employee of the

Company until the earlier to occur of (i) one year after the Company's initial public offering, and (ii) June 30, 1998 (the "Termination Date").

                       1.2.1 Duties. Until the Termination Date, Sullivan shall be available on an as-needed basis for consulting services as and when directed by the President or board of directors of the Company.

                       1.2.2    Compensation.  Sullivan's exclusive
compensation for his services as a temporary employee shall be One Hundred Dollars ($100.00) for each full hour he provides consulting services pursuant to Section 1.2.1 hereof and shall be payable bi-weekly in arrears in accordance with the Company's standard payroll procedures based on Company timesheets delivered to the Company detailing hours spent on a daily basis for the prior pay period.

                       1.2.3 Medical Benefits. Until July 16, 1998, Sullivan shall continue to receive the executive medical and dental benefits he currently receives with all such premiums paid for by the Company. Thereafter, Sullivan can obtain extended medical coverage under COBRA for a period of eighteen (18) months beyond the Termination Date (as defined below) by making premium payments directly to the Company as prescribed under COBRA.

                       1.2.4 No Vacation/Sick Leave/Paid Holidays. Except as otherwise expressly provided in this Agreement, after the Retirement Date, Sullivan will not accrue any employee benefits which are not generally provided to other temporary employees of the Company; including, but not limited to, vacation benefits, sick leave and paid holidays.

                       1.2.5 Stock Options. Sullivan will retain his rights to exercise any or all of his current stock options set forth on Schedule 1 attached hereto (the "Stock Options") pursuant to the terms set forth in the written stock option agreements related thereto. It is the intent of the parties hereto that, until the Termination Date, Sullivan shall remain an employee of the Company for the purposes of the stock option agreements related to the Stock Options. However, Sullivan shall bear the risk that any of the Stock Options which are currently incentive stock options may become non-qualified stock options and taxable upon exercise.

      2. Existing Obligations. All of the Company's payment obligations to Sullivan are set forth on Schedule 2 attached hereto (the "Existing Obligations"). Sullivan hereby acknowledges and agrees that the Existing Obligations represent all payment obligations to Sullivan through the Retirement Date; including, but not limited to, any bonus, severance, deferred salary, accrued vacation, or any other oral or written obligations of the Company to Sullivan which exist as of the Effective Date. Sullivan hereby acknowledges that, in accordance with the Company's policy, no payment will be made to Sullivan for accrued and unused sick days. The Company agrees to pay to Sullivan all of the Existing Obligations amounts listed on Schedule 2 attached hereto in three separate payments on the Retirement Date. Other than as set forth in this Agreement or in a writing signed by the President of the Company, the Company will not incur any new obligations to Sullivan after the Effective Date of this Agreement.

      3. Stock Repurchase Obligations. Subject to any statutory prohibitions, the Company and Sullivan hereby agree to the following repurchases by the Company of the Company's common stock currently held by
Sullivan:

               3.1 On the Retirement Date, the Company will repurchase from Sullivan and Sullivan will sell to the Company thirty-eight thousand nine hundred eighty-seven (38,987) shares of the Company's common stock currently held by Sullivan at a purchase price of three dollars and eighty-nine cents ($3.89) per share for an aggregate payment in cash to Sullivan of $151,659.43.

               3.2 If an initial public offering by the Company or its affiliate ("IPO") occurs:

                       3.2.1 during calendar year 1997, then the Company shall repurchase from Sullivan and Sullivan shall sell to the Company the remaining two hundred thousand (200,000) shares of common stock then held by Sullivan at a price equal to five dollars ($5.00) per share;

                       3.2.2 during calendar year 1998, then the Company shall repurchase from Sullivan and Sullivan shall sell to the Company the remaining one hundred thirty-three thousand three hundred thirty-three (133,333) shares of common stock then held by Sullivan at a per share price equal to one hundred twenty-eight and one-half percent (128.5%) of the ESOP valuation price in effect at the time of the IPO; or

                       3.2.3 during calendar year 1999, then the Company shall repurchase from Sullivan and Sullivan shall sell to the Company the remaining sixty-six thousand six hundred sixty-six (66,666) shares of common stock held by Sullivan at a per share price equal to one hundred twenty-eight and one-half percent (128.5%) of the ESOP valuation price in effect at the time of the IPO.

               For the purposes of this Section 3.2, any Company payment obligation shall be payable in cash to Sullivan within thirty (30) days after the Company's receipt of the net proceeds of the IPO.

               3.3 If an initial public offering by the Company or its affiliate ("IPO") does not occur:

                       3.3.1 during calendar year 1997, then the Company shall have the right to exercise a call option to repurchase from Sullivan and Sullivan shall have the right to exercise a put option to sell to the Company sixty-six thousand six hundred sixty-seven (66,667) shares of common stock held by Sullivan at a per share price equal to eighty-five percent (85%) of the ESOP valuation price in effect at the time of either the call or put option is exercised; and

                       3.3.2 during calendar year 1998 and has not occurred by December 31, 1998, then the Company shall have the right to exercise a call option to repurchase from Sullivan and Sullivan shall have the right to exercise a put option to sell to the Company sixty-six thousand six hundred sixty-seven (66,667) shares of common stock held by Sullivan at a per share price equal to eighty-five percent (85%) of the ESOP valuation price in effect at the time of either the call or put option is exercised; and

                       3.3.3 during calendar year 1999 and has not occurred by December 31, 1999, then the Company shall have the right to exercise a call option to repurchase from Sullivan and Sullivan shall have the right to exercise a put option to sell to the Company sixty-six thousand six hundred sixty-six (66,666) shares of common stock held by Sullivan at a per share price equal to eighty-five percent (85%) of the ESOP valuation price in effect at the time of either the call or put option is exercised.

               For the purposes of this Section 3.3, the time for either party to exercise a put or call option shall be by written notice to the other party pursuant to the terms of Section 6.3 hereof within fifteen (15) days of the date the put or call option first accrued and any Company payment obligation shall be payable in cash to Sullivan within thirty (30) days of the Company's receipt of a put notice or the Company's delivery of a call notice.

               Notwithstanding anything to the contrary in this Agreement, any and all repurchases of stock pursuant to Section 3.3 hereof shall be conditioned upon obtaining the prior approval of the Company's lender(s) if such approval is required. The Company will, in good faith, use reasonable efforts to secure any such approval(s).

      4. Restrictions on Sullivan's Stock. Sullivan hereby agrees not to sell, encumber, hypothecate or transfer any of the 238,987 shares of the Company's common stock which he currently holds (the "Restricted Shares") and agrees to allow the Company to place a legend on the certificates representing the Restricted Shares and to have the Company hold the certificates representing the Restricted Shares in trust. Sullivan also agrees to execute an irrevocable proxy in favor of the Company to allow the Company to attend all shareholder meetings and to vote all of the Restricted Shares on any matter submitted to the shareholders of the Company for approval or consent until the Company has failed to cure any default on any of the terms of this Agreement within thirty (30) days of its receipt of Sullivan's written notice alleging with specificity any such default(s).

      5. Transfer of Ownership of Company Automobile. On the Retirement Date, the Company will transfer ownership of the Company-owned automobile currently driven by Sullivan (Registration Number ______________________) (the "Automobile") at no direct cash cost to Sullivan; provided, however, that Sullivan shall be liable for the tax consequences of the transfer of ownership of the Automobile to Sullivan. The parties acknowledge that the current fair market value of the Automobile is $16,000. After the Retirement Date, Sullivan shall be the registered owner of the Automobile and shall be fully liable for all costs incident to such ownership; including, but not limited to, registration fees, operating expenses and insurance costs.

      6. Pension Plan; No Tax Advice. The Company will notify Fidelity Investments of Sullivan's termination as a full-time employee as of the Retirement Date and will instruct Fidelity to process a pension plan payout to Sullivan in accordance with Fidelity procedures and plan documents. Sullivan acknowledges the existence of a loan against his pension plan funds, the balance of which will represent taxable income to him upon payout. Notwithstanding the foregoing, Sullivan acknowledges that he is not relying on any tax advice from the Company and that the Company has encouraged Sullivan to seek tax advice from his accountant or tax advisor related to the terms of this Agreement; including, but not limited to, the forthcoming pension plan payout.

      7. Resignations. Sullivan hereby agrees to resign from any and all officer and director positions held with the Company effective as of the Retirement Date.

      8. No Severance Benefit; Tax Liability. Sullivan agrees that the new obligations incurred by the Company in this Agreement including the obligations set forth in Sections 1.2.3, 1.2.5, 3, and 5 hereof are in lieu of any and all severance pay and any other amounts or benefits to which Sullivan might otherwise be entitled. Sullivan shall be liable for payment of any and all taxes, levies or assessments on the amounts paid to him or benefits received by him under this Agreement and Sullivan agrees to hold the Company harmless from such tax liability.

      9. Confidential Information. Sullivan acknowledges that when he commenced employment with the Company he signed an "Employee Proprietary Information and Intellectual Property Agreement," a copy of which is attached hereto. Sullivan covenants, represents and warrants that he has complied with, and will continue to comply with, all terms and conditions of that agreement. Furthermore, Sullivan acknowledges that as an employee of the Company, he has acquired certain information (the "Confidential Information") concerning business plans, existing and proposed new products, customers, suppliers and related information which is confidential to the Company. Sullivan covenants, represents and warrants that he has returned all tangible representations of such information to the Company and that he will not disclose any such Confidential Information to any third party, or make any use of such Confidential Information without the prior written consent of the Company, unless and until such Confidential Information has become generally known by the public without any fault or act of Sullivan or anyone acting with him on their behalf. Sullivan further acknowledges that Sullivan's obligations extend to Confidential Information of the Company's customers, suppliers and affiliates.

      10. Exit Interview. On the Retirement Date, Sullivan agrees to participate in an exit interview. The purpose of this interview is anticipated to be (but is not limited to): (i) accounting for and receiving copies of all notes, writings, files, reports, correspondence, tapes, cards, maps, machines, technical data, or any other tangible product or document which Sullivan produced or received in connection with his employment with the Company which incorporate any Confidential Information and which he has in his possession;
(ii) accounting for any classified documents provided to Sullivan under this Agreement; (iii) debriefing Sullivan on any appropriate security matters;
(iv) discussions of any appropriate trade secret or confidential information restrictions and appropriate technical debriefings; and (v) other equipment, software or other property of the Company, including but not limited to, all security cards and keys.

      11.      General Provisions.

               11.1 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               11.2 Successors and Assigns. Sullivan may not subcontract or otherwise delegate its obligations under this Agreement without the Company's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company's successors and assigns, and will be binding on Sullivan's assignees.

               11.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally;
(ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgement of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing pursuant to the terms of this Section.

               11.4 Acknowledgement. This Agreement has been reviewed by the parties hereto and their respective attorneys, and the parties have had a full opportunity to negotiate the contents hereof. The parties hereto expressly waive any common law or statutory rule of construction that ambiguity shall be construed against the drafter of this Agreement, and acknowledge that both parties contributed equally to the drafting of this Agreement.

               11.5 Expenses. All parties to this Agreement agree that they will bear their own attorneys' fees, costs and all other expenses related to the negotiation and execution of this Agreement.

               11.6 Waiver. No waiver by any party hereto of any breach of this Agreement by any other party shall operate or be construed as a waiver of any other or subsequent breach. No waiver by any party hereto of any breach of this Agreement by any other party hereto shall be effective unless it is in writing and signed by the party claimed to have waived such breach.

               11.7 Binding Nature. The agreements and releases contained in this Agreement bind and inure to the benefit of the principals, agents, representatives, heirs, successors and assigns of Sullivan and the Company.

               11.8 Further Assurances. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

               11.9 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents irrespective of its conflict of laws provisions.

               11.10 Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. It is the express intent of the parties that any such illegal, invalid or unenforceable provision be modified to the minimum possible extent so that the modified provision continues to reflect the intent of the parties and is a legal, valid and enforceable provision. However, if such a modification is not possible, then such illegal, invalid or unenforceable provision shall be severed and the remainder of the terms of this Agreement shall remain in full force and effect.

               11.11 Injunctive Relief for Breach. Sullivan's obligations under Section 9 of this Agreement are of a unique character that gives them particular value and breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. In the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

               11.12 Choice of Forum. Each of the parties to this Agreement irrevocably agrees that any litigation, arbitration or other proceeding arising under or related to this Agreement shall be resolved in, and waives any venue objections against, the United States District Court for the Southern District of California or the Superior and Municipal Courts of the State of California, San Diego County.

               11.13 Dispute Resolution. Any dispute or difference arising out of this Agreement or involving a question of fact which is not settled by mutual agreement and the settlement of which is not otherwise provided for herein within thirty (30) days of the date either party provides written notice of a dispute to the other party, the dispute shall be settled and finally determined by arbitration in the City of San Diego, in the following manner:

                       11.13.1 Each party to this Agreement shall appoint an arbitrator. The two arbitrators so appointed shall then select a third arbitrator. The arbitrators shall meet and give each party an opportunity to present its case and witnesses (if any) in the presence of the other party, and shall then make their determination. The written decision of the three arbitrators, or any two of them, shall be final and binding upon the parties thereto, and judgment may be entered therein in any court having jurisdiction. Such decision shall include the fixing of the expenses of the arbitration and the assessment of the same against either or both parties. If either party shall fail to appoint its arbitrator within thirty (30) days after receipt of notice in writing requiring it to do so, the arbitrator appointed by the other party shall act for both, and his decision in writing shall be final and binding on both parties, as if he had been appointed by the consent of each party. Pending final decision of a dispute hereunder and, if performance has not been completed, Consultant shall proceed diligently with the performance of the Services in accordance with the Company's instructions.

                       11.13.2 If, in an appropriate case, the arbitrators appointed by the parties shall fail to select a third arbitrator within two weeks of their appointment, a third arbitrator shall be selected in accordance with the then current rules and regulations of the American Arbitration Association.

 11.14 Survival. The rights and obligations which are intended by the parties to survive the termination or expiration of this Agreement shall survive any such termination or expiration; including, but not limited to, Sections 2, 3, 4, 5, 7, 8, 9, 10 and 11 hereof.

               11.15 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed to be original signatures.

               11.16 Entire Agreement. This Agreement together with [the Invention Assignment and Confidentiality Agreement(s)] contain and represent the entire agreement and understanding between the parties concerning the subject matter herein and supersedes and replaces any prior negotiations or agreements between the parties hereto, whether written or oral, except as expressly provided herein; including, but not limited to, the terms of retirement letter. Each of the parties acknowledges that neither party nor any agent or attorney of either party has made any promise, representation or warranty, express or implied, not contained in this Agreement to induce the other party to execute this Agreement in reliance upon any such promise, representation or warranty not contained herein. This Agreement may only be amended by a written instrument executed by the parties hereof.





                            [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Interim Retirement Agreement effective as of the date first set forth above.




SULLIVAN:                                   COMPANY:

                                            JAYCOR, INC.,
                                            a California corporation





/s/ ROBERT P. SULLIVAN                      By: /s/ ERIC  P. WENAAS
-----------------------------                  ----------------------
Robert P. Sullivan                          Name:  Eric P. Wenaas
                                               ----------------------
                                            Title:  President/CEO
                                               ----------------------





Address:    4202 Maple Tree Ct              Address: _________________
            ---------------------
            Alexandria, VA  22304            _________________________
            ---------------------

                                   SCHEDULE 1

                   LIST OF SULLIVAN'S EXISTING STOCK OPTIONS

                             As of January 31, 1997

OPTION            DATE OF      NUMBER OF             EXERCISE                               OPTION
CATEGORY          GRANT        SHARES                PRICE                % VESTED          EXPIRATION
--------          -----        ------                -----                --------          ----------
ISO              2/20/91       105,000               $2.417                 100%            90 days from
                               (35,000 pre-split)    ($7.25 pre-split)                      termination

Non-qualified    6/14/91       198,000               $2.843                 100%            1 year from
                               (66,000 pre-split)    ($8.53 pre-split)                      termination

Non-qualified    3/05/96       18,000                $3.34                  Vests fully on  immediately
                                                                            3/05/97         upon
                                                                                            termination



                                   Schedule 2



                                     JAYCOR
                           Payments to R. P. Sullivan
                         To be made on January 31, 1997



  DEFERRED COMPENSATION
  -------- ------------
  Gross Amount                                                   $   155,225.21
    less:
      FICA                          0.00%
      Federal Inc Tax              18.00%       27,941.00
      State Inc Tax                 2.50%        3,881.00
                                                ---------
                                                31,822.00            (31,822.00)
                                                                  -------------
                  Net Payment                                     $  123,403.21
                                                                  =============
  ACCRUED VACATION
  ----------------
  Gross Amount                                                    $   38,321.71
    less:
      FICA                                       2,193.73
      Federal Inc Tax              18.00%        6,898.00
      State Inc Tax                 2.50%          958.00
                                                ---------
                                                10,049.73            (10,049.73)
                                                                  -------------
                  Net Payment                                     $   28,271.98
                                                                  =============
  REGULAR PAYCHECK (80 HRS. THRU 1/31/97)
  ---------------------------------------
  Gross Amount                                                    $   12,993.16
    less:
      FICA                          7.65%        1,007.21
      Federal Inc Tax              16.28%        2,115.91
      State Inc Tax                 2.31%          300.00
      Other Deductions                             600.71
                                               ----------
                                                 4,023.83             (4,023.83)
                                                                  -------------
                  Net Payment                                     $    8,969.33
                                                                  =============
  Stock Repurchase
  ----------------
  Shares @ price                   38,987          $ 3.89         $  151,659.43
                                                                  =============
  GRAND TOTAL                                                     $  312,303.95
                                                                  =============




                               FIRST AMENDMENT TO
                        THE RETIREMENT AGREEMENT BETWEEN
                      JAYCOR, INC. AND ROBERT P. SULLIVAN

         This First Amendment (the "First Amendment") to the Retirement Agreement between JAYCOR, Inc. and Robert P. Sullivan (the "Agreement") is made and entered into effective as of the 31st day of January, 1997 (the
"Effective Date") by and between JAYCOR, Inc. (the "Company") and
Robert P. Sullivan ("Sullivan").

         A. The Company and Sullivan desire to amend the Agreement pursuant to this First Amendment to reflect a condition to the Company's obligation to purchase certain of Sullivan's shares of the Company's common stock which he currently holds upon an initial public offering of the Company as set forth in Section 3.2 of the Agreement.

         B. All defined terms set forth in this First Amendment which are not otherwise defined herein shall have the meaning set forth in the Agreement.

                                   AGREEMENT

         In consideration of the terms and conditions set forth herein, the Company and Sullivan each hereby agree that the Agreement is hereby amended as of the Effective Date as follows:

         1. Amendment. Section 3.2 of the Agreement is hereby replaced in its entirety with the following:

         3.2 If an initial public offering by the Company or its affiliate (an "IPO") which allows the common stock of the Company or its affiliate to be listed on the NASDAQ National Market System ("NMS") and the Company's payment of its obligations under this Section 3.2 can be made without causing the common stock of the Company or its affiliate to fail to meet the criteria to remain listed on the NMS occurs:

                          3.2.1 during calendar year 1997, then the Company
shall repurchase from Sullivan and Sullivan shall sell to the Company the remaining two hundred thousand (200,000) shares of common stock then held by Sullivan at a price equal to five dollars ($5.00) per share;

                          3.2.2 during calendar year 1998, then the Company
shall repurchase from Sullivan and Sullivan shall sell to the Company the remaining one hundred thirty-three thousand three hundred thirty-three (133,333) shares of common stock then held by Sullivan at a per share price equal to one hundred twenty-eight and one-half percent (128.5%) of the ESOP valuation price in effect at the time of the IPO; or


                          3.2.3 during calendar year 1999, then the Company
shall repurchase from Sullivan and Sullivan shall sell to the Company the remaining sixty-six thousand six hundred sixty-six (66,666) shares of common stock held by Sullivan at a per share price equal to one hundred twenty-eight and one-half percent (128.5%) of the ESOP valuation price in effect at the time of the IPO.

                 For the purposes of this Section 3.2, any Company payment obligation shall be payable in cash to Sullivan within thirty (30) days after the Company's receipt of the net proceeds of the IPO.

                 If an IPO has occurred during the term of this agreement and the Company has not repurchased Sullivan's shares pursuant to this Section 3.2 in order to meet listing criteria for the NMS, then the Company will, within 60 days of the end of each fiscal quarter, review its operating results and financial statements with regard to the maintenance standards for remaining on NMS and will repurchase from Sullivan at $5.00 per share (pre-split price) the maximum number of shares of Class B common stock then held by Sullivan which can be repurchased to allow the Company to remain listed on the NMS. The Company will continue to make such repurchases, to the extent possible as described herein, on a quarterly basis until 100% of Sullivan's outstanding Class B shares have been repurchased by the Company or otherwise converted to shares of Class A common stock."

         2. Effect on Agreement. Except as amended by this First Amendment, all provisions of the Agreement shall remain in full force and effect.

         3. Counterparts. This First Amendment may be executed in one or more counterparts all of which shall constitute one original agreement.

         4. Entire Agreement. This First Amendment together with the Agreement, the Acknowledgment and the Irrevocable Proxy constitute the entire agreement between the parties with respect to the subject matter hereof and neither party shall be bound by any representation, promise, warranty or statement whether oral or written which is not contained herein or therein.

         In Witness Whereof, the undersigned hereby execute this First Amendment as of the date first set forth above.


                                               COMPANY:

                                               JAYCOR, INC.,
                                               a California corporation

                                               By:
                                               Name: /s/ ERIC P. WENAAS
                                                    ----------------------
                                               Title: President/CEO
                                                    ----------------------

                                               SULLIVAN:
                                                /s/ ROBERT P. SULLIVAN
                                               ---------------------------
                                                    Robert P. Sullivan

[JAYCOR LETTERHEAD]


                                   AGREEMENT


In accordance with the Retirement Agreement dated January 31, 1997, between Robert P. Sullivan and JAYCOR, Sullivan agrees as a condition to the sale of shares pursuant to paragraph 3.2 of the Agreement to execute and deliver to JAYCOR the ACKNOWLEDGMENT attached as Exhibit 1.



/s/ ROBERT P. SULLIVAN
-------------------------------
Robert P. Sullivan




JAYCOR

By:  /s/ ERIC P. WENAAS
    ----------------------------

                                                                       Exhibit 1

                                 ACKNOWLEDGMENT


I, Robert P. Sullivan, acknowledge that JAYCOR's purchase of 200,000 shares of JAYCOR Common Stock at a price of $5.00 per share pursuant to the Retirement Agreement dated January 31, 1997, is at my request and as a senior officer and member of the board of directors of the Company as of the effective date of the Retirement Agreement, I have been provided with full and complete information and access to information related to the Company and its prospects that I would consider necessary or appropriate in deciding to sell my shares to the Company. I further acknowledge that I understand the risk that, within thirty days, the per share value of the shares may be several times greater than the price per share that the Company has agreed to pay for the shares pursuant to Section 3 of the Retirement Agreement, and that, notwithstanding such increase in price risk, I am willing to sell the shares to the Company pursuant to the terms of the Retirement Agreement.



/s/ ROBERT P. SULLIVAN
----------------------
Robert P. Sullivan

28 January 1997
---------------
Date

[JAYCOR LETTERHEAD]


                               IRREVOCABLE PROXY
                                TO VOTE STOCK OF
                                  JAYCOR, INC.


         Robert P. Sullivan ("Sullivan"), a shareholder of JAYCOR, INC., a California corporation ("JAYCOR"), hereby irrevocably (to the full extent permitted by Section 705 of the California General Corporation Law (the "CGCL") appoints JAYCOR's President and Secretary to each be the sole and exclusive attorney and proxy of Sullivan, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that Sullivan is entitled to do so) with respect to all of the shares of capital stock of JAYCOR beneficially owned by Sullivan listed below and any and all replacement or successor shares or securities of JAYCOR or any successor entity issued or issuable in respect thereof on or after the date hereof whether by stock dividend, reorganization, merger or otherwise (collectively, the "Shares") in accordance with the terms of this Proxy. Upon Sullivan's execution of this Proxy, any and all prior proxies given by Sullivan with respect to any of the Shares are hereby expressly revoked and Sullivan agrees not to grant any subsequent proxies with respect to the Shares.

         This Proxy is granted pursuant to an obligation by JAYCOR to repurchase and Sullivan to sell to the Company all of the Shares set forth in
Section 3 of that certain Retirement Agreement dated of even date hereof. This Proxy is coupled with an interest and is irrevocable.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by Sullivan, at any time prior to the Expiration Date, to act as Sullivan's attorney and proxy to vote the Shares, and to exercise all voting and other rights of Sullivan with respect to the Shares (including without limitation, the power to execute and deliver written consents pursuant to Section 603 of the CGCL) at every annual, special or adjourned meeting to the shareholders of JAYCOR and in every written consent in lieu of any shareholders' meeting.

         All authority herein conferred shall survive the death or incapacity of Sullivan and any obligation of Sullivan hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Sullivan.


        Certificate           Number
          Number             of Shares               Class                Shareholder
       ------------          ---------              --------            --------------
          822                  200,000                Common            Robert P. Sullivan



Date:  28 January 1997           /s/ ROBERT P. SULLIVAN
       ---------------           ------------------------
                                    Robert P. Sullivan